Exhibit 10.1

COHERENT CORP.

OMNIBUS INCENTIVE PLAN

(as amended and restated effective November 9, 2023)

1. Purpose. The purpose of this Coherent Corp. Omnibus Incentive Plan (previously known as the II-VI Incorporated 2018 Omnibus Incentive Plan, the “Plan”) is to optimize the profitability and growth of the Company by providing certain eligible persons with annual and long-term incentives to continue in the long-term service of the Company, and to create in such persons a more direct interest in the future operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s shareholders. The Plan is also designed to provide Participants with an incentive for excellence in individual performance, to promote teamwork among Participants, and to motivate, attract and retain the services of employees, consultants and directors for the Company and its subsidiaries and to provide such persons with incentives and rewards for superior performance. The Plan originally became effective upon approval by the Company’s shareholders at the 2018 annual meeting of shareholders and was amended and restated at the 2020 annual meeting of shareholders, primarily to add shares to the Plan’s award pool. This amendment and restatement of the Plan becomes effective upon approval of the Company’s shareholders at the 2023 annual meeting of shareholders primarily for the purposes of (i) adding shares to the Plan’s award pool and (ii) extending the term of the Plan to 2033.

2. Definitions. As used in this Plan and unless otherwise specified in the applicable Award Agreement, the following terms shall be defined as set forth below:

2.1 “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Deferred Shares, Performance Shares, or Performance Units granted under the Plan.

2.2 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award, not inconsistent with the terms of the Plan. An Award Agreement may be in an electronic medium and may be limited to a notation on the Company’s books and records.

2.3 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means, and shall be deemed to occur upon: (i) consummation of a transaction in which the Company is merged or consolidated with another entity the result of which is that immediately following such transaction either (A) the persons who were the shareholders of the Company immediately prior to the transaction have less than a majority of the combined voting power for the election of directors of the Company or the entity owning or controlling the Company immediately after the transaction; or (B) the individuals who comprised the Board immediately prior to the transaction cease to be at least a majority of the members of the Board or the board of directors of the entity controlling the Company immediately after the transaction; (ii) any

“person” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities in a transaction or series of transactions not approved by the Board; (iii) consummation of a transaction in which all or substantially all of the Company’s assets are sold or otherwise transferred to another corporation not controlled by, or under common control with, the Company or to a partnership, firm, entity or one or more individuals not so controlled; (iv) a majority of the members of the Board consisting of persons who were not nominated for election as directors by, or on behalf of, the Board or with the express concurrence of the Board, including, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a person other than the Board; or (v) any liquidation of the Company. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. §1.409A-3(i)(5).

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means the Compensation and Human Capital Committee of the Board.

2.8 “Common Stock” means the common stock, no par value, of the Company.

2.9 “Company” means Coherent Corp., a Pennsylvania corporation, or any successor corporation

2.10 “Consultant” means any non-Employee independent contractor or other service provider engaged by the Company or a Subsidiary.

2.11 “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8.

2.12 “Deferred Shares” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.13 “Effective Date” means the date this Plan is approved by the shareholders of the Company. The “Original Effective Date” means November 9, 2018, the date the Plan was originally approved by the Company’s shareholders. The “2020 Restatement Effective Date” means November 9, 2020, the date the first amendment and restatement of the Plan was approved by the Company’s shareholders. The “2023 Restatement Effective Date” means November 9, 2023, the date this amendment and restatement of the Plan was approved by the Company’s shareholders.

2.14 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.15 “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing sales price for the Shares reported on a consolidated basis on the New York Stock Exchange (or, if the Shares are not trading on the New York Stock Exchange, on the principle market on which the Shares are trading) on the relevant date or, if there were no sales on such date, the closing sales price on the nearest preceding date on which sales occurred. If the Shares are not reported on the basis of closing sale price, then the average of the highest bid and lowest ask prices shall be used to determine fair market value.

2.16 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

2.17 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.18 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.19 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.20 “Non-employee Director” means a member of the Board who is not an Employee.

2.21 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.22 “Option” means any option to purchase Shares granted under Section 5.

2.23 “Optionee” means a Participant who holds an outstanding Option.

2.24 “Option Price” means the purchase price payable upon the exercise of an Option.

2.25 “Participant” means an Employee, Consultant or Non-employee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.26 “Performance Objectives” means any performance objectives established pursuant to this Plan for Participants who have received performance-based Awards, which may be any financial performance measures, strategic goals or milestones, individual performance goals, or other objective or subjective performance goals selected by the Committee. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. The Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events or any other events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in Company’s annual report for the applicable period. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances or individual performance renders the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, upward or downward, as the Committee deems appropriate and equitable; provided, however, that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or any award meeting the requirements (or an applicable exception thereto) of Section 409A or other applicable statutory provision.

2.27 “Performance Period” means the period of time within which the Performance Objectives relating to a performance-based Award must be achieved.

2.28 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

2.29 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.30 “Predecessor Plans” means (i) as of the Original Effective Date, the II-VI Incorporated 2005 Omnibus Incentive Plan, the II-VI Incorporated 2009 Omnibus Incentive Plan, and/or the II-VI Incorporated Second Amended and Restated 2012 Omnibus Incentive Plan, (ii) as of the 2020 Restatement Effective Date, the Finisar Corporation 2005 Stock Incentive Plan (As Amended and Restated Effective September 2, 2014), and (iii) as of the 2023 Restatement Effective Date, the Coherent, Inc. 2011 Equity Incentive Plan and the Coherent, Inc. Equity Incentive Plan.

2.31 “Restricted Shares” means an Award of Shares that are granted under and subject to the terms, conditions and restrictions described in Section 7.

2.32 “Restricted Share Units” means an Award of the right to receive (as the Committee determines) Shares, cash or other consideration equal to the Fair Market Value of a Share for each Restricted Share Unit, granted under and subject to the terms, conditions and restrictions described in Section 7.

2.33 “Section 409A” means Section 409A of the Code, the regulations and other binding guidance promulgated thereunder, as they may now exist or may be amended from time to time, or any successor to such section.

2.34 “Separation from Service” means a Participant’s termination of service with the Company and its Subsidiaries, as determined by the Company, which determination shall be final, binding and conclusive; provided that if an Award is subject to Section 409A and is to be distributed on a Separation from Service, then the definition of Separation from Service for such purpose shall comply with the definition provided in Section 409A.

2.35 “Shares” means shares of Common Stock, as adjusted in accordance with Section 12.

2.36 “Specified Employee” means a “specified employee” under Section 409A, as determined in accordance with the procedures established by the Company.

2.37 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.38 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.39 “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, including any such corporation or other entities which become a Subsidiary after adoption of the Plan; provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any subsidiary corporation within the meaning of the Code Section 424(f) or any successor provision thereof.

2.40 “Substitute Award” means any Award granted in assumption of or in substitution for an award for an employee or other service provider of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

2.41 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

2.42 “Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3. Shares Available Under the Plan; Maximum Awards.

3.1 Reserved Shares. Subject to adjustment as provided in Section 12, the maximum number of Shares that may be delivered pursuant to Awards shall not exceed the sum of (i) 3,550,000 Shares, plus (ii) Shares with respect to any of the awards granted under a Predecessor Plan, which are outstanding as of the Original Effective Date, 2020 Restatement Effective Date, or 2023 Restatement Effective Date, as applicable, that expire unexercised or are terminated, surrendered, or forfeited, in whole or in part, from and after the applicable Effective Date, plus (iii) effective upon approval by the Company’s shareholders at the Company’s 2020 annual meeting of shareholders, 6,000,000 Shares, plus (iv) effective upon approval by the Company’s shareholders at the Company’s 2023 annual meeting of shareholders, 3,900,000 Shares. Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

3.2 ISO Limit. Subject to adjustment as provided in Section 12, the maximum number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options shall not exceed 12,350,000 Shares.

3.3 Predecessor Plan Awards. Upon the applicable Effective Date, no additional options or other awards shall be made pursuant to a Predecessor Plan.

3.4 Share Counting Rules. The following Share counting rules shall apply under the Plan:

(i) Forfeited Awards. To the extent that Awards expire or are terminated, surrendered, or forfeited, in whole or in part, the Shares covered thereby shall remain available under the Plan.

(ii) Cash-Settled Awards. Awards paid or settled solely in cash shall not reduce the number of Shares available for Awards.

(iii) Substitute Awards. In the case of any Substitute Award, such Substitute Award shall not be counted against the number of Shares reserved under the Plan.

(iv) No Net Counting of Options or Stock Appreciation Rights. The full number of Shares with respect to which an Option or Stock Appreciation Right is granted shall count against the aggregate number of Shares available for grant under the Plan. Accordingly, if in accordance with the Plan, a Participant pays the Option Price for an Option by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the Option Price shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 3.1. In addition, if in accordance with the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of the Plan with respect to an Option or Stock Appreciation Right by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 3.1. Any Shares repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of Shares available for grant under the Plan set forth in Section 3.1.

(v) Withholding Taxes for Awards Other than Options and Stock Appreciation Rights. If in accordance with the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of the Plan for any Award other than an Option or Stock Appreciation Right by either tendering previously owned Shares or having the Company withhold Shares, then such tendered or withheld Shares shall not be counted against the number of Shares reserved under the Plan and shall again be available for the grant of future Awards under the Plan.

3.5 Maximum Calendar Year Award for Nonemployee Directors. The maximum value of Awards granted during any fiscal year to any Nonemployee Director, taken together with any cash fees paid to that Nonemployee Director during the fiscal year and the value of awards granted to the Nonemployee Director under any other equity compensation plan of the Company during the fiscal year, shall not exceed the following in total value (based on the Fair Market Value of the Shares underlying the Award as of the Grant Date for Awards other than Options and Stock Appreciation Rights, and based on the Grant Date fair value for accounting purposes for Options and Stock Appreciation Rights): (1) $550,000 for each Nonemployee Director other than the Chair of the Board (if applicable), and (2) $850,000 for the non-employee Chair of the Board (if applicable); provided, however, that awards granted to Non-employee Directors upon their initial election to the Board shall not count towards the limits in this paragraph. The Board may make exceptions to the limits in this paragraph in extraordinary circumstances for individual Non-employee Directors; provided that the Nonemployee Director receiving such additional compensation may not participate in the decision to award such compensation.

4. Plan Administration.

4.1 Authority of Committee. This Plan shall be administered by the Committee, provided that the full Board may at any time act as the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and discretionary authority to decide all matters relating to the administration and interpretation of the Plan, provided, however, that ministerial responsibilities of the Plan (e.g., management of day-to-day matters) may be delegated to the Company’s officers, as set forth in Section 4.2 below. The Committee’s powers include, without limitation, the authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares, or the relative value, to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Awards (except those restrictions imposed by law); (x) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. All decisions and determinations of the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties. Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may revoke any such allocation at any time.

4.2 Committee Delegation. Except to the extent prohibited by applicable law or regulation, the Committee may delegate all or any portion of its responsibilities and powers to any person or persons selected by it, and may revoke such delegation at any time. The Committee may, with respect to Participants who are not directors or executive officers subject to filing requirements of Section 16 of the Exchange Act, delegate to one or more officers of the Company the authority to grant Awards to Participants, provided that the Committee shall have fixed the total number of Shares subject to such Awards. No officer to whom administrative authority has been delegated pursuant to this provision may waive or modify any restriction applicable to an award to such officer under the Plan or further delegate such officer’s authority under the Plan.

4.3 Clawbacks. Awards are subject to (i) any policy the Company may adopt from time to time regarding the recovery of erroneously awarded compensation and (ii) any applicable law, rule, and/or regulation governing the recovery of erroneously awarded compensation – including, the listing standards of the New York Stock Exchange or any other exchange on which the securities of the Company are listed. By accepting an Award, a Participant acknowledges and agrees to be bound by and comply with any such policy, applicable law, rule, and regulation and to take any remedial and recovery action permitted and/or required by law, as determined by the Committee.

4.4 No Liability. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

5. Options. The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2 Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided, however, that in the event that a Participant is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date.

5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4 Cashless Exercise. To the extent permitted by applicable law, any grant may provide for the deferred payment of the Option Price from the proceeds of the sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

5.5 Performance-Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to the exercise of the Option. Each grant of an Option may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Option will be exercisable and may set forth a formula for determining the portion of the Option to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.6 Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Non-employee Director, service on the Board) that is necessary before the Options or portions thereof shall become exercisable.

5.7 ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Non-employee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000 or such other amount limitation as may be provided in the Code, such Options shall be treated as Nonqualified Stock Options. The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Code Section 422, or any successor provision thereto, and any regulations promulgated thereunder.

5.8 Exercise Period. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. No Option granted under this Plan may be exercised more than ten years from the Grant Date; provided, however, that in the event that the Participant is a Ten Percent Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

5.9 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

5.10 No Dividends or Dividend Equivalents. Options shall not accrue or pay dividends or dividend equivalents with respect to the Shares underlying the Option. A Participant shall not have the rights of a shareholder as to the Shares underlying an Option unless and until the Option has been duly exercised and Shares have been issued.

6. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant, or reserve to the Committee, the right to elect among those alternatives, or (ii) preclude the right of the Participant to receive, and the Company to issue, Shares or other equity securities in lieu of cash.

6.2 Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum amount specified by the Committee on the Grant Date.

6.3 Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

6.4 Performance-Based Stock Appreciation Rights. Any grant of a Stock Appreciation Right may specify Performance Objectives that must be achieved as a condition to the exercise of the Stock Appreciation Right. Each grant of a Stock Appreciation Right may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Stock Appreciation Right will be exercisable and may set forth a formula for determining the portion of the Stock Appreciation Right to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

6.5 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

6.6 Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of all or a portion of the related Option (or such other right) for cancellation in an amount equal to the portion of the Tandem Stock Appreciation Right so exercised.

6.7 Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

6.8 Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:

(i) Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(ii) Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(iii) Each grant shall specify the period or periods of continuous employment or service of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable.

6.9 No Dividends or Dividend Equivalents. Stock Appreciation Rights shall not accrue or pay dividends or dividend equivalents with respect to the Shares underlying the Award. A Participant shall not have the rights of a shareholder as to the Shares underlying a Stock Appreciation Right unless and until the Stock Appreciation Right has been duly exercised and Shares have been issued.

7. Restricted Shares and Restricted Share Units. The Committee may also authorize grants to Participants of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1 Number of Shares. Each grant shall specify the number of Shares to be issued to a Participant pursuant to the Award of Restricted Shares or Restricted Shares Units.

7.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

7.3 Forfeiture/Transfer Restrictions. Each grant of Restricted Shares and Restricted Share Units shall specify the duration of the period during which, and the conditions under which, the Restricted Shares or Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. Restricted Shares and Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Shares, as provided in the Plan or the applicable Award Agreements.

7.4 Rights/Dividends and Dividend Equivalents. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to terms and conditions described in this Section 7 and in the Award Agreement evidencing such Award and shall entitle the Participant to dividend, voting and other ownership rights. Each grant of Restricted Share Units shall constitute a right to receive Shares, cash or other consideration equal to the Fair Market Value of a Share for each Restricted Share Unit granted, subject to the terms and conditions described in this Section 7 and in the Award Agreement evidencing such Award. The Committee may grant dividend equivalent rights to Participants in connection with

Awards of Restricted Share Units. The Committee may specify whether such dividend or dividend equivalents shall be paid or distributed when accrued, deferred (with or without interest), or reinvested, or deemed to have been reinvested, in additional Shares; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall dividends or dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

7.5 Stock Certificate. At the discretion of the Committee, the Company need not issue stock certificates representing Restricted Shares and such Restricted Shares may be evidenced in book entry form on the books and records of the Company’s transfer agent. If certificates are issued for Restricted Shares, unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon have lapsed.

7.6 Performance-Based Restricted Shares or Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

7.7 Award Agreements. Each Award of Restricted Shares or Restricted Share Units shall be evidenced by an Award Agreement containing such terms, and provisions as the Committee may determine consistent with this Plan.

8. Deferred Shares. To the extent consistent with the provisions of Section 18 of this Plan, the Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1 Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

8.2 Consideration. Each grant may be made without the payment of additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.3 Deferral Period. Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

8.4 Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Deferred Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such Deferred Shares in cash (with or without interest) or additional Shares on a current, deferred or contingent basis; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall such dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

8.5 Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

8.6 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9. Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant only upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1 Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2 Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall be as set forth in the Award Agreement and may be subject to earlier termination in the event of a Change in Control of the Company or other similar transaction or event.

9.3 Performance Objectives. Each grant shall specify the Performance Objectives that must be achieved by the Participant or the Company, as applicable, in order for the Award to be earned.

9.4 Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5 Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6 Maximum Payment. Any grant of Performance Shares or Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed a maximum specified by the Committee on the Grant Date.

9.7 Dividend Equivalents. The Committee may grant dividend equivalent rights to Participants in connection with Awards of Performance Shares. The Committee may specify whether such dividend equivalents shall be paid or distributed when accrued, deferred (with or without interest), or deemed to have been reinvested in additional Shares; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall such dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

9.8 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10. Change in Control. Upon a Change in Control and except as may otherwise be provided in the applicable Award Agreement, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in the Change in Control:

10.1 Awards Assumed, Converted or Replaced. To the extent any Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, a Participant has a Separation from Service either (1) by the Company other than for “cause” or (2) by the Participant for “good reason” (each as defined in the applicable Award Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Shares and Performance Units, shall lapse and become vested and nonforfeitable, and for any outstanding Performance Shares and Performance Units, the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

10.2 Awards Not Assumed, Converted or Replaced. To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance and or Performance Units, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Shares and Performance Units, the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

11. Transferability.

11.1 Transfer Restrictions. Except as provided in Section 11.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

11.2 Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a Family Member. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 11.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 11.2.

11.3 Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

12. Adjustments. In the event (a) a stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing affects the Common Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits to Participants intended to be made available under the Plan, then the Committee shall, in an equitable manner, make or provide for such adjustments in the (w) number of Shares covered by outstanding Awards granted hereunder, (x) prices per share applicable to Options and Stock Appreciation Rights granted hereunder, (y) kind of shares covered thereby (including shares of another issuer) and/or (z) any Performance Objectives applicable to the Awards, as the Committee in its sole discretion shall determine in good faith to be equitably required in order to prevent such dilution or enlargement of the benefits or intended benefits to Participants. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all Awards in exchange for such alternative consideration. If, in connection with any such transaction or event in which the Company does not survive, the amount payable pursuant to any Award, based on consideration per Share to be paid in connection with such transaction or event and the Base Price, Option Price, Spread or otherwise of the Award, is not a positive amount, the Committee may provide for cancellation of such Award without any payment to the holder thereof. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 12. The Committee will not, in any case, make any of the following adjustments: (A) with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, and (B) with respect to any Award subject to Section 409A, no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to comply with Section 409A (or an exception thereto).

13. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

14. Withholding Taxes. A Participant may be required to pay to the Company, a Subsidiary or any affiliate, and the Company, Subsidiary or any affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant an amount (in cash, Shares, other securities, other Awards or other property) sufficient to cover any federal, state, local or foreign income taxes or such other applicable taxes required by law in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company may, in its discretion, permit a Participant (or any beneficiary or other Person entitled to act) to elect to pay a portion or all of the amount such taxes in such manner as the Committee shall deem to be appropriate, including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company, Shares owned by such Participant or a portion of such forms of payment that would otherwise be distributed pursuant to an Award in an amount not to exceed the amount of applicable taxes based on not more than the maximum statutory rates (or on such other basis that would not trigger adverse accounting treatment under applicable accounting policies).

15. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or service by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares or Restricted Share Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 11.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

16. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

17. Amendments and Other Matters.

17.1 Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 12, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. Notwithstanding anything to the contrary contained herein, the Committee may also make any amendments or modifications to this Plan and/or outstanding Awards in order to conform the provisions of the Plan or such Awards with Code Section 409A regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan or an Award Agreement.

17.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement or payment of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his or her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

17.3 Conditional Awards. The Committee may condition the grant of any Award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash award or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

17.4 Repricing Prohibited. Except in connection with a corporate transaction involving the Company as provided for in Section 12, the terms of an outstanding Option or Stock Appreciation Right may not be amended by the Committee to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without the approval of the shareholders of the Company.

17.5 No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

18. Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

18.1 If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the six-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

18.2 For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

18.3 The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in the Plan may file an election (“Initial Election”) at any time prior to the 30-day period following the date on which the Participant initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Committee to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.

18.4 The grant of non-qualified Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

18.5 In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

19. Effective Date. This amendment and restatement of the Plan shall become effective upon its approval by the shareholders of the Company on the 2023 Restatement Effective Date. If the amendment and restatement of the Plan is not approved by the Company’s shareholders, the Plan as in effect upon the 2020 Restatement Effective Date shall remain in effect in accordance with its terms.

20. Requirements of Law.

20.1 General. The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual, or the Company of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Company determines that the listing, registration, or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a term or condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any terms and conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act of 1933 (the “Securities Act”), upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares under an exemption from registration under the Securities Act. The Company may, but shall not be obligated to, register any securities covered hereby under the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares under the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Committee may require the Participant to sign such additional documentation, make such representations, and furnish such information as the Committee may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws.

20.2 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any term or condition of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

21. Termination. No Award shall be granted from and after the tenth anniversary of the 2023 Restatement Effective Date or after such earlier date that the Board shall have adopted a resolution terminating the Plan. This Plan shall remain in effect with respect to Awards outstanding at that time.

22. Governing Law.

22.1 The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws.

22.2 Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

22.3 For purposes of resolving any lawsuit that arises under the Plan, each Participant, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the state and federal courts located in the Commonwealth of Pennsylvania and to have agreed that any related litigation shall be conducted solely in the courts of Butler County, Pennsylvania or the federal courts for the U.S. for the Western District of Pennsylvania, where the Plan is made and to be performed, and no other courts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.